UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 31, 2017

Milacron Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37458	80-0798640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

10200 Alliance Road, Suite 200 Cincinnati, Ohio		45242
(Address of principal executive offices)		(Zip code)

(513) 487-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 31, 2017, Milacron Holdings Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., and J.P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule A to the Underwriting Agreement (the “Underwriters”) and the selling stockholders listed in Schedule B to the Underwriting Agreement (the “Selling Stockholders”), relating to the offering (the “Offering”) by the Selling Stockholders of 12,000,000 shares of the Company’s common stock, par value $0.01 per share pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-215314), as amended. Certain of the Selling Stockholders also granted the Underwriters an option to purchase up to 1,800,000 additional shares.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 herewith and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement by and between Milacron Holdings Corp., the selling stockholders and the several underwriters party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILACRON HOLDINGS CORP.

By:	/s/ Bruce Chalmers
Name:	Bruce Chalmers
Title:	Chief Financial Officer

Date: February 2, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement by and between Milacron Holdings Corp., the selling stockholders and the several underwriters party thereto.